UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2015

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on April 22, 2015, Rupert Villers, the former Chairman of Aspen Insurance and President of Aspen International Insurance, decided to step down from Aspen Insurance Holdings Limited (the “Company”) although he continued to serve as Chairman of Aspen Insurance until October 30, 2015. Mr. Villers will continue to serve the remainder of this twelve month notice period on garden leave until April 20, 2016.

Under the terms of the Settlement Agreement, dated November 11, 2015 (the “Settlement Agreement”), between Mr. Villers and Aspen Insurance UK Services Limited, Mr. Villers will remain eligible to receive the restricted share units and the performance shares which have been subject to testing and “banked” when such awards vest following his departure, subject to Mr. Villers’ compliance with certain non-compete and non-solicit restrictions and other conditions as at the due date for payment of such awards. In particular, Mr. Villers will remain eligible to receive the following awards subsequent to his departure: (i) 29,669 performance shares granted on February 11, 2013; (ii) 9,931 restricted share units granted on February 11, 2013; (iii) 27,006 performance shares granted on April 25, 2014; (iv) 9,002 restricted share units granted on April 25, 2014; (v) 23,553 performance shares granted on March 5, 2015; and (vi) 7,851 restricted share units granted on March 5, 2015 (collectively, the “Awards”). The Awards will continue to be subject to the terms and conditions of the Company’s relevant share incentive plan and the relevant award agreement under which they were granted, except for the removal of any condition requiring Mr. Villers’ continued employment with the Company.

Under the terms of the Settlement Agreement, Mr. Villers will likewise remain eligible to receive a bonus for 2015, such bonus being pro-rated through October 30, 2015, subject to Mr. Villers’ compliance with certain conditions as at the due date for the 2015 bonus payment.

This summary is qualified in its entirety by the Settlement Agreement which is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed as part of this report:

10.1 Settlement Agreement between Rupert Villers and Aspen Insurance UK Services Limited, dated November 11, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: November 12, 2015	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer